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                                                                 EXHIBIT (P)


                                 CODE OF ETHICS
                                       FOR
                        ROBINSON CAPITAL MANAGEMENT, INC.
                                       AND
                        GENERAL SECURITIES, INCORPORATED

                           I. PURPOSE AND CONSTRUCTION

     This Code of Ethics (the "Code") is adopted by Robinson Capital Management, Inc. ("RCM") and General Securities, Incorporated (the "Fund") in an effort to prevent violations of Section 17 of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder. The focus of this Code is the prevention of investment activities by persons with access to certain information that might be harmful to the interests of the Fund or that might enable such persons to illicitly profit from their relationship with the Fund.

                                 II. DEFINITIONS

     (a)     "ACCESS PERSON" shall mean any director, officer or Advisory
Person of the Fund or, with respect to RCM, any director or officer who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities of the Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

     (b)     "ADVISORY PERSON" means:

            (1) any employee of the Fund or RCM (or of any company in a control relationship to the Fund or RCM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Fund, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales; or

            (2) any natural person in a control relationship to the Fund or RCM who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     (c)     "AFFILIATED PERSON" of another person means:

            (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

            (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;


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            (3)   any person directly or indirectly controlling, controlled by or under common control with such other person;

            (4) any officer, director, partner, co-partner or employee of such other person;

            (5) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof, and

            (6) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof

     (d) "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     (e) "INSIDER" means an executive officer or an Advisory Person of RCM or any member of his or her immediate family.

     (f) "MEMBER OF IMMEDIATE FAMILY" of a person includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his or her immediate family has a substantial beneficial interest, unless neither such person nor any other member of his or her immediate family is able to control or participate in the investment decisions of such trust or estate.

     (g) "PURCHASE OR SALE OF A SECURITY" includes, inter alia, the writing of an option to purchase or sell a Security.

     (h) "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies or other securities which may not be purchased by the Fund because of investment limitations set forth in the Registration Statement of the Fund filed with the Securities and Exchange Commission.

     (i) "SECURITY HELD OR TO BE ACQUIRED" by a registered investment company means any security which, within the most recent three (3) days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company.

     (j)     "1940 ACT" means the Investment Company Act of 1940, 15 U.S.C.
Section 80a-1 to 80a-52.

                                III. RESTRICTIONS

         (a) NONDISCLOSURE OF INFORMATION. An Access Person shall not divulge to any person contemplated or completed securities transactions of the Fund, except in the


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performance of his or her duties, unless such information previously has become a matter of public knowledge.

     (b) SECTION 17(d) LIMITATIONS. No Affiliated Person of the Fund or RCM, or any Affiliated Person of such persons, acting as principal, shall effect any transaction in which the Fund, or a company controlled by the Fund, is a joint or a joint and several participant with such person, RCM or any Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by the Fund or controlled companies on a basis different from or less advantageous than that of such other participant.

     (c) PRESCRIBED ACTIVITIES UNDER RULE 17j-1(a). Rule 17j-1(a) under the 1940 Act provides:

             It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company -

                     (1) To employ any device, scheme or artifice to defraud such registered investment company;

                     (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                     (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

                     (4) To engage in any manipulative practice with respect to such registered investment company.

     Any violation of Rule 17j- 1(a) shall be deemed to be a violation of this Code.

     (d) COVENANT TO EXERCISE BEST JUDGMENT. An Advisory Person shall act on his or her best judgment in effecting, or failing to effect, any transaction by the Fund, and such Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by the Fund.


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     (e)     LIMITATIONS ON INITIAL AND SUBSEQUENT TRANSACTIONS.

                     (1) An Insider shall not purchase Securities of an issuer prior to an initial purchase by the Fund of that issuer's Securities nor shall an Insider sell Securities of an issuer prior to a sale by the Fund of all of its holdings of that issuer's Securities. However, the purchase of a Security of an issuer by an Insider more than three (3) days prior to the Fund's purchase of such issuer's Securities, or a sale of such issuer's Securities by an Insider more than three (3) days prior to the Fund's sale of all Securities it holds of such issuer, shall not be a violation of this Paragraph III (e) (1).

                     (2) After the Fund has made an initial purchase of Securities of an issuer, an Insider shall not purchase or sell Securities of such issuer if the Fund is contemplating an additional purchase or a partial sale of such issuer's Securities. However, a violation of this Paragraph III(e)(2) shall not occur if the additional purchase or partial sale of said issuer's Securities by the Fund is made more than three (3) days after a sale or purchase of such Securities by the Insider.

                           IV. REPORTING REQUIREMENTS

     (a) QUARTERLY REPORT. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report to the company of which he or she is an Access Person which shall specify the following information with respect to transactions during the then ended calendar quarter in any Security in which such Access Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the
Security:

            (1) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

            (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (3)   the price at which the transaction was effected; and

            (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

      If no transactions have occurred during the period, the report shall so indicate.

      (b) LIMITATIONS ON REPORTING REQUIREMENTS. Notwithstanding the provisions of Section IV(a), no Access Person shall be required to make a report:

            (1) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;


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            (2)   if such a person is not an "interested person" of the Fund as defined in Section 2(a)(19) of the 1940 Act and would be required to make such a report solely by reason of being a director of the Fund, EXCEPT where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that during the 3-day period immediately preceding or after the date of the transactions in a Security by the director, such Security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or RCM, or

            (3) where a report made to RCM would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

      (c) REPORTS OF VIOLATIONS. In addition to the quarterly reports required under this Article IV, Access Persons promptly shall report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports filed pursuant to Section IV(a).

      (d) FILING OF REPORTS. All reports prepared pursuant to this Article IV shall be filed with the President of RCM, except that reports prepared by the President of RCM shall be filed with the Secretary or Assistant Secretary of RCM;

      (e) CERTIFICATION TO THE PRESIDENT OF THE FUND. Prior to January 1 of each year, any two (2) of the following, President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, shall prepare and deliver to the President of the Fund a report which shall describe in detail violations of this Code for the prior fiscal year, unless such violations have been previously reported to the President of the Fund.

      (f) DISSEMINATION OF REPORT. The President of the Fund shall have the right at any time to receive copies of any reports submitted pursuant to this
Article IV. Such President shall keep all reports confidential except as disclosure thereof to the Board of Directors of the Fund, RCM, or other appropriate persons may be reasonably necessary to accomplish the purposes of this Code.

                          V. ENFORCEMENT AND SANCTIONS

      (a) GENERAL. Any Affiliated Person of RCM who is found to have violated any provision of this Code may be permanently dismissed, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined by the Board of Directors of RCM, in their discretion. If an alleged violator is not affiliated with RCM, the Board of Directors of the Fund shall have the responsibility for enforcing this Code and determining appropriate sanctions. In determining sanctions to be imposed for violations of this Code, such Board of Directors may consider any factors deemed relevant, including, without limitation:

            (1)   the degree of wilfulness of the violation;


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            (2)   the severity of the violation;

            (3) the extent, if any, to which the violator profited or benefited from the violation;

            (4)   the adverse effect, if any, of the violation on the Fund;

            (5) the market value and liquidity of the class of Securities involved in the violation;

            (6)   the prior violations of this Code, if any, by the violator;

            (7)   the circumstances of discovery of the violation; and

            (8) If the violation involved the purchase or sale of Securities in violation of this Code, (A) the price at which the purchase or sale was made, and (B) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

      (b)    VIOLATIONS OF SECTION III(e).

            (1) At its election, the Fund may choose to treat a transaction prohibited under Section III(e) of this Code as having been made for its account. Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of RCM. Notice of an election under this Paragraph (b)(1) shall not be effective unless given to RCM within sixty (60) days after the Fund is notified of such transaction. A violator shall be obligated to pay the Fund any sums due to the Fund pursuant to Paragraph (b)(2) below due to a violation by a member of the immediate family of such violator.

            (2) If securities purchased in violation of Section III(e) of this Code have been sold by the violator in a bona fide sale, the Fund shall be entitled to recover the profit made by the violator. If such Securities are still owned by the violator, or have been disposed of by such violator other than by a bona fide sale at the time such notice of election is given by the Fund, the Fund shall be entitled to recover the difference between the cost of such Securities to the violator and the fair market value of such Securities on the date the Fund acquired such Securities. If the violation consists of a sale of Securities in violation of Section III(e) of this Code, the Fund shall be entitled to recover the difference between the net sale price per share received by the Fund, multiplied by the number of shares sold by the violator. Each violation shall be treated individually and no offsetting or netting of violations shall be permitted.

            (3) Knowledge on the part of the President of the Fund of a transaction in violation of Section III(e) of this Code shall be deemed to be notice to the Fund under


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      Paragraph V(b)(1). Knowledge on the part of a director or officer of the
      Fund who is an Affiliated Person of RCM of a transaction in violation of this Code shall not be deemed to be notice under Paragraph V(b)(1).

            (4) If the Board of Directors of the Fund determines that a violation of this Code has caused financial detriment to the Fund, upon reasonable notice to RCM, RCM shall use its best efforts, including such legal action as may be required, to cause a person who has violated this Code to deliver to the Fund such Securities, or to pay to the Fund such sums, as the Fund shall declare to be due under this Section V(b), provided that:

                  (A) RCM shall not be required to bring legal action if the amount recoverable reasonably would not be expected to exceed
            $2,500;

                  (B) in lieu of bringing a legal action against the violator,
            RCM may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section V(b); and

                  (C) RCM shall have no obligation to bring any legal action if the violator was not an Affiliated Person of RCM.

      (c) RIGHTS OF ALLEGED VIOLATOR. A person charged with a violation of this Code shall have the opportunity to appear before the Board of Directors as may have authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances and set forth reasons why the sanctions for any violations should not be severe.

      (d) NOTIFICATION TO THE PRESIDENT OF THE FUND. The President of the Fund shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

      (e) DELEGATION OF DUTIES. The Board of Directors of the Fund may delegate its enforcement duties under this Article V to a special committee of the Board of Directors comprised of at least three persons; provided, however, that no director shall serve on such committee or participate in the deliberations of the Board of Directors hereunder who is charged with a violation of this Code.

      (f) NON-EXCLUSIVITY OF SANCTIONS. The imposition of sanctions hereunder by the Board of Directors of RCM shall not preclude the imposition of additional sanctions by the Board of Directors of the Fund and shall not be deemed a waiver of any rights by the Fund.

                          VI. MISCELLANEOUS PROVISIONS

      (a) IDENTIFICATION OF ACCESS PERSONS. RCM shall, on behalf of the Fund identify all Access Persons who are under a duty to make reports under Article IV and shall inform such persons of such duty.



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      (b)   MAINTENANCE OF RECORDS. RCM shall, on behalf of the Fund, maintain and make available records as required by Rule 17j-1(d).

      (c) PRIOR CLEARANCE PROCEDURE. Prior to effecting a transaction in a Security, an Access Person may notify the President or any Vice President of RCM of the proposed transaction and the name, title and amount of the Security involved. The President or any Vice President of RCM shall, after investigation, determine that such proposed transaction would, may or would not be consistent with this Code. Such conclusion shall be promptly communicated to the Access Person making such request. Absent extraordinary circumstances, no Access Person shall be deemed to have violated this Code for effecting a Security transaction if such Access Person has been advised by the President or any Vice President of RCM that the transaction would be consistent with this Code. The President or any Vice President of RCM shall make written records of actions under this
Section VI(c), which records shall be maintained and made available in the manner required by Rule 17j-1(d). Neither the President nor Vice President can pre-clear themselves.

      (d) Effective Date. The effective date of this Code shall be December 1, 1994.


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